UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Centers for Medicare & Medicaid Services (CMS) Final Rule for the Inpatient Prospective Payment System (IPPS)

On May 11, 2020, the Centers for Medicare and Medicaid Services (CMS) released a draft of hospital payment levels proposed for patient discharges after October 1, 2020. The May 2020 Proposed Rule for the Inpatient Prospective Payment System (IPPS) update includes ICD-10 coding and confirms assignment of percutaneous Impella implantation to MS-DRG 215 for Other Heart Assist System Implant. The Proposed Rule also maintained bi-ventricular Impella (MS-DRG 1), ECPella (MS-DRG 3), and Impella hospital transfer / support (MS-DRG 268) for the receiving hospital. In addition, CMS proposed three options for MS-DRG 215 including (1) maintain FY2020 rate (hold harmless), (2) an average of the proposed rate and FY2020 rate or (3) adjust and audit reimbursement rate from FY2020 based on hospital charges, length of stay, patient transfer, patient comorbidities and hospital efficiencies over the prior year.

Proposed new payment levels for all hospital MS-DRGs, including those most relevant to Impella related procedures, are in Table A. The final rulemaking may differ substantially from this proposal and will take effect October 1, 2020. Hospitals that incorporate best practices often achieve better patient outcomes at a lower cost of care. For the sickest patients who utilize extensive resources, hospitals are eligible to receive additional outlier payments, which may collectively increase reimbursement in future years.

The American Hospital Association (AHA) and CMS have established a system of care around the utilization of percutaneous heart pumps. The history and creation of this dedicated payment system with Impella implant/explant, bi-ventricular, ECPella and transfer reimbursement allows some of the most critically ill patients in the system to have the potential to survive and improve/achieve native heart recovery.

The Proposed Rule for the Inpatient Prospective Payment System (IPPS) is available on the CMS website at cms.gov and is open for public comment until July 10, 2020.

Table A. Summary of common MS-DRGs from the Proposed Rule for illustration only.

Common Impella Procedures *

	MS-DRG	Current Rate (All Hospitals)	Proposed Rate (All Hospitals)	Current Rate (Sample 100 Impella sites)	Proposed Rate Oct 1, 2020 (Sample 100 Impella sites)
Uni-Ventricular Impella percutaneous insertion	215	$80,654	$61,127	$94,621	$71,712
Biventricular Impella or open insertion with removal	1	$172,959	$185,819	$201,871	$216,881
ECPella	3	$118,632	$121,684	$138,748	$142,318
ICU care and removal of Impella, after transfer from outlying hospital	268	$42,452	$44,969	$50,235	$53,213

*	Actual MS-DRGs may vary based on procedure, estimated hospital relative weight.

        All Hospitals’ include ~3,200 Medicare hospitals, and only ~1,788 have cath labs or operating rooms.

(1) History of Percutaneous VAD (Impella) Reimbursement and Dedicated System of Care.

	Effective Dates (CMS Fiscal Years	MS-DRG	2015 Rate (All Hospitals)	2015 Rate (Sample 100 Impella sites	Current Rate (Sample 100 Impella sites)	Proposed Rate Oct 1, 2020 (Sample 100 Impella sites)
Impella assistance in catheterization lab only	2008-2016	216-221	~ $42,000	~ $55,000	N/A	N/A
Uni-Ventricular Impella percutaneous insertion	2017	215 (Dedicated DRG PVAD)	N/A	N/A	$94,621	$71,712
Biventricular Impella or open insertion with removal	2016	1 (Dedicated DRG BiVAD)	N/A	N/A	$201,871	$216,881
ICU care and removal of Impella, after transfer from outlying hospital	2016	268 (Dedicated DRG Transfer)	N/A	N/A	$50,235	$53,213

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Marc A. Began
Marc A. Began Vice President, General Counsel and Secretary
Date: May 12, 2020